UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 8.01    Other Events.

On August 3, 2012, First Financial Bancorp (First Financial or the Company) announced that it will be holding an Investor Day on Wednesday, August 15, 2012 in Cincinnati, Ohio. The event will include presentations by Claude Davis, President & CEO, and other members of the Company's executive management team. The presentations will include information about First Financial's corporate strategies, business units and financial performance and will conclude with a question and answer session.

The event will begin at 12:45 p.m. Eastern time and conclude at 5:00 p.m. Eastern time. The entire event will be accessible to the public via live webcast or through a dial-in teleconference number. All presentations will be accessible the day of the event on the Company's website at www.bankatfirst.com/investor.

Teleconference and Webcast Information

Date:	Wednesday, August 15, 2012

Time:	12:45 p.m. - 5:00 p.m. Eastern Time

Teleconference Dial-In:	1-877-317-6789 (U.S. toll free)

(Passcode not required)	1-866-605-3852 (Canada toll free)
+1 412-317-6789 (International)
Please dial in five to ten minutes prior to the start of the call

Teleconference Replay:	1-877-344-7529 (U.S. toll free)

(Conf. number: 10016437)	+1 412-317-0088 (International)
The teleconference replay will be available approximately one hour after the live call has ended.

Webcast:	www.bankatfirst.com/investor

Archived Webcast:	The webcast will be archived at the Company's website for 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President, Chief Financial Officer
and Chief Operating Officer

Date:	August 3, 2012